                                                                     EXHIBIT 3.1


                            ARTICLES OF RESTATEMENT

                                       OF

                        TURNER BROADCASTING SYSTEM, INC.


         The provisions hereof constitute the Articles of Restatement of Turner Broadcasting System, Inc. (the "Corporation"). The Corporation was incorporated on May 12, 1965 and its charter number is 8604728. The Restated Articles of Incorporation of the Corporation shall be as follows:


                                   ARTICLE 1.

         Name.  The name of the Corporation is TURNER BROADCASTING SYSTEM, INC.

                                   ARTICLE 2.

         Organization. The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                   ARTICLE 3.

         Duration.  The Corporation shall have perpetual existence.

                                   ARTICLE 4.

         Purpose.  The purposes of the Corporation are:

                 (a) To engage in the business of outdoor and other advertising;

                 (b) To engage in the ownership and operation of AM, FM and/or television broadcasting facilities;

                 (c) To engage in the manufacture, development, purchase, sale, and to generally deal in materials entirely or partially composed of plastic;

                 (d) To initiate, acquire, develop, conduct and dispose of undertakings, businesses, works and enterprises of any descriptions; and

                 (e) To do all and everything incidental to the conduct of such businesses.

                                   ARTICLE 5.

         Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is five hundred million, seven hundred thousand (500,700,000) shares. Of said shares, seventy-five million (75,000,000) shares shall be of a class designated as Class A Common Stock with a par value of $.0625 per share; three hundred million (300,000,000) shares shall be a class designated as Class B Common Stock with a par value of $.0625 per share; five hundred thousand (500,000) shares shall be of a class designated as Class A Serial Preferred Stock with a par value of $.10 per share; twelve million, six hundred thousand (12,600,000) shares shall be of a class designated as Class B Cumulative Preferred Stock with a par value of $.125 per share; twelve million, six hundred thousand (12,600,000) shares shall be of a class designated as Class C Convertible Preferred Stock with a par value of $.125 per share; and one hundred million (100,000,000) shares shall be of a class designated as Class D Serial Preferred Stock with a par value of $.0625 per share. Except as may otherwise be provided by the Board of Directors, no holder of any shares of stock of this Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

                                   SECTION A

                       THE CLASS A SERIAL PREFERRED STOCK

         The Class A Serial Preferred Stock shall consist of 500,000 shares, par value $.10 per share (the "Class A Preferred Stock"). The shares of Class A Preferred Stock shall be issued only as shares of the Series A Cumulative Preferred Stock, par value $.10 per share, of the Corporation.

         1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph shall have, for all purposes hereof of, the meanings herein specified.

         Accrual Date. The term "Accrual Date" shall mean, with respect to any shares of Series A Preferred Stock, the first anniversary of the Issue Date, except that (i) with respect to shares of Series A Preferred Stock issued pursuant to subparagraph 2(c), the Accrual Date shall be the Dividend Payment Date with respect to which such shares are deemed to have been issued, and (ii) with respect to any shares of Series A Preferred Stock issued after June 1, 1987 other than pursuant to subparagraph 2(c), the Accrual Date shall be the date as of which such shares of Series A Preferred Stock are actually issued if such date is a Dividend Payment Date, and in all other cases, the Accrual Date shall be the Dividend Payment Date immediately preceding the date as of which such shares of Series A Preferred

Stock are issued.

         Board of Directors. The term "Board of Directors" shall mean the Board of Directors of this corporation and, other than for purposes of subparagraph 8(b), to the extent permitted by law, any committee of such Board of Directors authorized to exercise the powers of such Board of Directors.

         Capitalized lease Obligation. The term "Capitalized lease Obligation" shall mean Indebtedness represented by obligations under a lease that is required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles.

         Closing Price. The term "Closing Price," with respect to either the Common Stock or the Series A Preferred Stock, for any day, shall mean the last reported sale price, regular way, of the applicable security or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, the closing sale price of the applicable security or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the applicable security, in either case as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any comparable system or, if the applicable security is not quoted on NASDAQ or a comparable system, the closing sales price, in either case as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by this corporation for that purpose.

         Common Stock. The term "Common Stock" shall mean the common stock, par value $.125 per share, of this corporation and all shares hereafter authorized of any class of common stock of this corporation, which terms shall include, in the case of a reclassification or merger of this corporation with or into another corporation, such consideration to which a holder of a share of common stock would have been entitled upon the occurrence of such event.

         Debt Instrument. The term "Debt Instrument" shall mean any bond, debenture, note, indenture, guarantee or other instrument evidencing any indebtedness of this corporation, whether existing at the Issue Date or thereafter created, incurred, assumed or guaranteed.

         Dividend Payment Date. The term "Dividend Payment Date," with respect to the Series A Preferred Stock, shall have the meaning set forth in subparagraph 2(a) below and with respect to any other preferred stock, shall mean the date upon which, pursuant to the terms of such preferred stock, dividends on such preferred stock would be payable if declared.

         Dividend Period. The term "Dividend Period" shall have the meaning set forth in subparagraph 2(a) below.

         Dividend Rate. The term "Dividend Rate" shall mean the annual amount of $1.4459 per share of Series A Preferred Stock.

         Election Rights. The term "Election Rights" shall mean, with respect to any portion of the Board of Directors that the holders of Series A preferred Stock, voting separately as a class, shall be entitled to and may elect, the smallest number of directors sufficient to constitute, after consideration of the number of directors which any other class or series of this corporation's capital stock is then entitled to elect, not less than such portion of the entire Board of Directors; it being understood that in the event the size of the Board of Directors is changed, the number of directors that the holders of Series A Preferred Stock, voting separately as a class, shall be entitled to and may elect shall be appropriately adjusted, provided, however, that in no event shall the number of directors that the holders of Series A Preferred Stock be entitled to elect upon the happening and during the continuation of an event giving rise to Election Rights be less than two (2).

         Final Redemption Date. The term "Final Redemption Date" shall mean the date, if any, after a default, if any, by this corporation in making payment for shares of Series A Preferred Stock on any date fixed for redemption, when this corporation makes the consideration for payment of the appropriate redemption price for all shares of Series A Preferred Stock being redeemed, together with accrued dividends to such date, whether or not declared, available to the holders thereof.

         Indebtedness. The term "Indebtedness" shall mean (i) any liability, contingent or otherwise, of this corporation (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of this corporation or only to a portion thereof), (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given other than in connection with the acquisition of inventory or similar property in the ordinary course of business, or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) any liability of others described in the preceding clause (i) which this corporation has guaranteed or which is otherwise its legal liability; (iii) any obligations secured by a Lien to which the property or assets of this corporation are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be this corporation's legal liability; and (iv) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (i), (ii) and (iii) above.

         Issue Date. The term "Issue Date" shall mean the date on which, pursuant to the Amended and Reinstated Agreement and Plan of Merger, as amended, among this corporation, TBS Acquisition Corporation ("Merger Sub"), MGM/UA Entertainment Co. ("MGM/UA") and United Artists Corporation, articles of merger shall have been filed with both the Secretary of Delaware and the Secretary of State of Georgia to effectuate the merger of Merger Sub into MGM/UA.

         Junior Stock. The term "Junior Stock" shall mean Common Stock and any other class or series of stock of this corporation authorized after the Issue Date not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock and any Parity Stock shall have been so paid or declared and set apart for payment and, for purposes of paragraph 7 below, shall mean any class or series of stock of this corporation authorized after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of this corporation until the Series A Preferred Stock and any Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

         Lien. The term "Lien" shall mean any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against any real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         Liquidation Price. The term "Liquidation Price" measured per share of Series A Preferred Stock shall mean, for the indicated periods, the amount set forth below:

            During the Period                  Liquidation Value
            -----------------                  -----------------
  From the Issue Date through May 31, 1986.........$ 9.0000
  From June 1, 1986 through August 31, 1986........$ 9.3150
  From September 1, 1986 through November 30, 1986.$ 9.6410
  From December 1, 1986 through February 28, 1987..$ 9.9785
  On or after March 1, 1987........................$10.3277

plus the sum of (i) in the case of a Missed Dividend, if any, the consideration then remaining payable in respect of such Missed Dividend (including the proceeds thereof) determined in accordance with subparagraph 2(b) below (including, to the extent provided therein, accruals on unpaid dividends) and (ii) a per share amount measured by the pro rata Dividend Rate based upon the number of days in the period beginning on the first day of the Dividend Period during which the Liquidation Price is made available and ending on the date during such Dividend Period that payment of the Liquidation Price is made available (whether upon liquidation, dissolution or winding up of this corporation, or, in the case of paragraph 3 hereof, redemption of the Series A Preferred Stock) to the holders of Series A Preferred Stock, based on a 360-day year of twelve 30-day months.

         Market Price. The term "Market Price", with respect to either the Common Stock or the Series A Preferred Stock as of any Record Date, shall mean the average of the Closing Price of such security for twenty (20) consecutive trading days ending on the fifth trading day prior to such Record Date; provided, however, that, if the shares of Common Stock shall have been converted into two or more classes of capital stock, whether by merger, consolidation, reclassification, recapitalization or otherwise, the "Market Price" shall be determined by summing the products determined by multiplying the market price of each share of each class or series of capital stock into which such shares were converted by the number of shares or series of capital stock into which such shares were converted.

         Missed Dividend. The term "Missed Dividend" shall mean, with respect to any Dividend Period, the failure of this corporation to pay in full dividends for such Dividend Period determined in accordance with and as of the times provided in Paragraph 2 hereof.

         Parity Stock. The term "Parity Stock" shall mean any class or series of stock of this corporation authorized after the Issue Date entitled to receive payment of dividends on a parity with the Series A Preferred Stock or entitled to receive assets upon liquidation, dissolution or winding up of the affairs of this corporation on a parity with the Series A Preferred Stock.

         Redemption Agent. The term "Redemption Agent" shall have the meaning set forth in subparagraph 4(c) below.

         Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph 3(a) below.

         Redemption Price. The term "Redemption Price" shall mean the Liquidation Price in effect on the Redemption Date.

         Senior Stock. The term "Senior Stock" shall mean any class or series of stock of this corporation authorized after the Issue Date ranking senior to the Series A Preferred Stock and any Parity Stock in respect of the right to receive dividends or in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of this corporation.

         2.      Dividends.

         (a) Subject to the prior preferences and other rights of any Senior Stock, each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof as of the Record Date to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, dividends at the Dividend Rate, which shall accrue from the Accrual Date and shall be payable, in the manner set forth in subparagraph 2(b) and 2(c) below quarterly on the first day of March, June, September and December of each year commencing on June 1, 1987 ("Dividend Payment Dates"). The dividend payable on the first Dividend Payment Date with respect to any share of Series A Preferred Stock shall be the pro rata amount of the Dividend Rate based upon the number of days from and including the Accrual Date up to and including such first Dividend Payment Date and a 360-year of twelve 30-day months. The period from the Accrual Date to the first Dividend Payment Date and each quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." As used herein, the term Record Date means, with respect to the dividend payable March 1, June 1, September 1 and December 1 of each year, February 15, May 15, August 15 and November 15, respectively, of such year, or if any such date is not a business day for the transfer agent for the Series A Preferred Stock, then on the next preceding or the next following business day, as and if designated by the Board of Directors.

         (b) Dividends shall be payable in cash; provided, however, that if, pursuant to applicable law or the terms of any Debt instrument, this corporation shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series A Preferred Stock and any Parity Stock shall be entitled, the amount available pursuant to applicable law and which is not restricted by the terms of any Debt instrument shall be distributed among the holders of the Series A Preferred Stock and such Parity Stock ratably in proportion to the full amounts to which they would otherwise be entitled. The per share amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent and such adjusted amount is hereinafter referred to as the "Cash Dividend Payment". If the Cash Dividend Payment is insufficient to satisfy the full quarterly dividend to which the holder of a share of the Series A Preferred Stock is entitled, the difference between the full quarterly dividend to which the holder of a share of the Series A Preferred Stock is entitled and the Cash Dividend Payment (such difference being hereinafter referred to as the "Stock Dividend Payment") shall, subject to the provisions of subparagraph 2(c) below, be paid by delivering to such holder a number of shares of Common Stock determined by dividing the Stock Dividend Payment by the Market Price of the Common Stock on the Record Date for such dividend payment.

         (c) Notwithstanding the provisions of subparagraph 2(b) above, if, on the Record Date for any Dividend Payment Date prior to the third anniversary of the Issue Date, the Market Price of the Common Stock is less than $15.00 (which amount shall be approximately adjusted to give effect to any stock dividends on the Common Stock or any stock splits, reclassifications or recombinations of the Common Stock), the holders of the Series A Preferred Stock shall be entitled to receive, in respect of each share of Series A Preferred Stock, if the Cash Dividend Payment is insufficient to satisfy the full quarterly dividend to which the holder of a share of the Series A Preferred Stock is entitled, the Cash Dividend Payment, a number of shares of Common Stock determined by dividing the Stock Dividend Payment by $15.00 (which amount shall be approximately adjusted to give effect to any stock dividends on the Common Stock or any stock splits or reclassifications or recombinations of the Common Stock), and a number of shares of Series A Preferred Stock determined by dividing the difference between (i) the Stock Dividend Payment and (ii) the product of (x) the number of shares of Common Stock distributed pursuant to this subparagraph 2(c) and (y) the Market Price of the Common Stock as of such Record Date, by the Market Price of the Series A Preferred Stock as of such Record Date. For the purpose of calculating the number and type of shares of stock, if any, together with any subsequent proceeds or distributions with respect thereto, that a holder of Series A Preferred Stock is entitled to receive with respect to any Missed Dividend, the payment of such Missed Dividend, together with the issuance of any such shares as would have been issuable pursuant to subparagraphs 2(b) or 2(c) in payment thereof on the Dividend Payment Date for such Missed Dividend, shall be deemed to have been made on such Dividend Payment Date.

         (d) If for any Dividend Period holders of the Series A Preferred Stock shall not receive the full dividends provided for in this paragraph 2, such unpaid dividends for such Dividend Period shall be cumulative and shall accrue and compound on a quarterly basis at the rate described in the last sentence of this subparagraph (d), whether or not declared and whether or not there shall be (at the time such dividend shall become payable or at any other time) unreserved and unrestricted earned surplus, unreserved and unrestricted net earnings or other assets of this corporation legally available for the payment of dividends, from and after the date when payment thereof would have been due. Dividends on the Series A Preferred Stock shall continue to accrue until the date such dividends are paid or such shares are redeemed. Accruals on any accrued unpaid dividends (whether or not declared) shall be at the rate of fourteen percent (14%) per annum and shall be computed from the Dividend Payment Date at which such accrued unpaid dividends first became payable to and including the date payment of such dividend is made available to the holders of the Series A Preferred Stock, based on a 360-day year of twelve 30-day months.

         (e) So long as any shares of Series A Preferred Stock shall be outstanding, this corporation shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall this corporation make any distribution on any Junior Stock, or set aside any assets for any such purposes, not shall any Junior Stock be purchased, redeemed or otherwise acquired by this corporation or any of its subsidiaries, nor shall any monies be paid, set aside for payment or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless and until (i) all dividends to which the holders of the Series A Preferred Stock and any Parity Stock shall have been entitled for all current and all previous Dividend Periods shall have been paid or declared and the consideration sufficient for the payment thereof set apart so as to be available for the payment thereof and for no other purpose and (ii) this corporation shall have made, in full, or set apart the consideration sufficient for the payment thereof and for no other purpose, all mandatory redemptions pursuant to subparagraph 3(b) hereof to the extent then required; provided, however, that nothing contained in this subparagraph (e) shall prevent the payment of dividends solely in Junior Stock for the repurchase, redemption or other acquisition solely through the issuance of Junior Stock.

         (f) This corporation shall not be required to issue any fractional shares of Common Stock or Series A Preferred Stock to which any holder may become entitled pursuant to subparagraphs 2(b) or 2(c) above. Fractional shares shall be settled in cash if and to the extent that this corporation has funds available under applicable law, the payment of which is not restricted by any Debt Instruments, after giving effect to the Cash Dividend Payments and any dividends paid on any Parity Stock. Any such cash settlement shall be effected pro rata among the holders of the Series A Preferred Stock based on the proportion which the fractional share to which such holder is entitled bears to the aggregate of the fractional shares to which all holders are entitled. If, after giving effect to the cash settlement provided above any holder is entitled to a fractional share, such holder must elect either to purchase an additional fractional share required to make up a full share or to sell any such fractional share to which such person is entitled. Such election shall be made on the form of election provided by this corporation. If such election is not made, the fractional share to which such person is entitled shall be sold. Such purchase or sale shall be effected in the manner set forth in subsection 2(g) below by this corporation, or an agent appointed by this corporation for such purpose, acting as agent for the person entitled to any such fractional share.

         (g) This corporation shall bill each person entitled to a fractional share for the cost of any additional fractional share purchases by it or such other agent for such person or shall remit to such person the proceeds of the sale of any such fractional share sold by it or such other agent as such agent. In the case of a purchase, this corporation or such other agent may sell any fractional share to which such person is entitled if payment therefor is not received by this corporation within 30 days after the mailing of such bill and, after deducting the amount of such bill and other transactional costs or other charges permitted hereunder, shall remit the balance, if any, to such person. Fractional shares shall be non-transferable except by or to this corporation or such other agent acting as herein authorized. This corporation or such other agent may purchase or sell fractional shares on the basis of market prices of the shares of Common Stock or Series A Preferred Stock, as the case may be, as determined by this corporation in its sole discretion and is expressly authorized to value fractional shares without actual purchase or sale on the basis of the market prices of the shares of Common Stock or Series A Preferred Stock, as the case may be, as determined by it in its sole discretion. Purchases and sales of fractional shares by this corporation may, in its sole discretion, be set off one against the other on the basis of the market price of the Common Stock or the Series A Preferred Stock, as the case may be, as determined by it in its sole discretion.

         (h) The provisions of subparagraphs 2(f) or 2(g) may be amended by this corporation without the consent of any holder of Series A Preferred Stock to the extent necessary to comply with any applicable law, statute, rule or regulation.

         3.      Redemption.

         (a) Subject to the rights of any Senior Stock and the provisions of paragraph 5 hereof, the shares of Series A Preferred Stock may be redeemed, at the option of this corporation, by action of the Board of Directors, in whole or from time to time in part, at any time after the Issue Date, at a redemption price per share equal to the Liquidation Price. The date fixed for redemption pursuant to the provisions of this subparagraph or of subparagraph 3(b), below, shall be referred to herein as the "Redemption Date."

         (b) Subject to the rights of any Senior Stock, this corporation shall redeem, out of funds legally available therefor, and after payment or provision for payment of all dividends for past full Dividend Periods on the outstanding Series A Preferred Stock and any Parity Stock, on the Eleventh and Twelfth anniversaries of the Issue Date, five percent (5%) of the number of shares of Series A Preferred Stock issued, and shall redeem on the Thirteenth and Fourteenth anniversaries of the Issue Date, twenty percent (20%) of the number of shares of Series A Preferred Stock issued, and shall redeem on the Fifteenth anniversary of the Issue Date all of the shares of Series A Preferred Stock remaining outstanding (each such date being referred to herein as a "Redemption Date"), in each case at a price per share equal to the Liquidation Price. This corporation may satisfy its obligation to make any such mandatory redemption in whole or in part by the retirement, other than pursuant to the mandatory redemption provisions hereof, of shares of Series A Preferred Stock which have not previously been used to satisfy any such mandatory redemption obligation.

         (c) If this corporation shall default in making payment for shares of Series A Preferred Stock on any Redemption Date, the Redemption Price shall also include an amount measured by the pro rata Dividend Rate based upon the number of days from and after the Redemption Date to and including the Final Redemption Date and a 360-day year of twelve 30-day months.

         4.      Method of Redemption.

         (a) Notice of every redemption shall be mailed, first class, postage prepaid, not less than 15 days nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this corporation or supplied by them to this corporation for the purpose of such notice; but no failure to mail such notice to particular shareholders or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock. In addition to any information required by law or by the applicable rules of any national stock exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state whether such redemption is being made pursuant to the optional redemption provisions of the mandatory redemption provisions hereof, state the Redemption Date, the Redemption Price and the place at which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed, and state the name and address of any Redemption Agent (as defined below) selected by this corporation in accordance with subparagraph 4(c) and the name and address of this corporation's transfer agent for the Series A Preferred Stock.

         (b) In case of redemption of less than all of the Series A Preferred Stock at the time outstanding, this corporation shall select shares so to be redeemed pro rata or by lot.

         (c) If notice of any redemption by this corporation pursuant to paragraph 3 hereof shall have been mailed as provided in subparagraph (a) hereof, and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the shares of Series A Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof; provided, however, that, if on or prior to the Redemption Date (but no earlier than 60 days prior to such Redemption Date) this corporation shall deposit, in a trust fund, with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $50,000,000 (the "Redemption Agent"), the consideration sufficient to redeem on such Redemption Date the shares of Series A Preferred Stock to be redeemed, with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of this corporation, to mail the notice of redemption as soon as practicable after receipt of such irrevocable instructions (or to complete such mailing previously commenced if it has not already been completed) and to pay, on and after the Redemption Date or prior thereto, the Redemption Price of the shares of Series A Preferred Stock to be redeemed to their respective holders upon the surrender of their share certificates, then, from and after the date of such deposit (although prior to the Redemption Date) the shares of Series A Preferred Stock to be redeemed shall be deemed to be redeemed and dividends on those shares shall cease to accrue after such Redemption Date. The deposit shall be deemed to constitute full payment for shares of Series A Preferred Stock to be redeemed to their holders and from and after the date of such deposit the shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive payment of the consideration sufficient to pay the Redemption Price of the shares, including all accrued but unpaid dividends through the Redemption Date, without interest, upon surrender of their certificates therefor.

         5. Restrictions on Redemption. If at any time this corporation shall have failed to pay, or declare and set apart the consideration sufficient to pay, all dividends accrued up to and including the immediately preceding Dividend Payment Date on the Series A Preferred Stock and any Parity Stock, and until all dividends accrued up to and including the immediately preceding Dividend Payment Date on the Series A Preferred Stock and any

Parity Stock shall have been paid or declared and set apart so as to be available for the payment in full therefor and for no other purpose, this corporation shall not redeem, pursuant to a sinking fund or otherwise, any shares of Series A Preferred Stock, Parity Stock or Junior Stock, unless all then outstanding shares of Series A Preferred Stock and any Parity Stock are redeemed, and shall not purchase or otherwise acquire any shares of Series A Preferred Stock, Parity Stock or Junior Stock.

         6. Status of Redeemed Stock. All shares of Series A Preferred Stock redeemed pursuant to paragraph 3 hereof shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock and may not be reissued as Series A Preferred Stock.

         7. Distributions upon Liquidation, Dissolution or Winding Up. Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of this corporation, the amount required to be paid to the holders of Series A Preferred Stock, before any payment shall be made to the holders of any Junior Stock is an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share equal to the Liquidation Price. The holders of Series A Preferred Stock shall be entitled to no further participation in any remaining assets of this corporation after receiving the Liquidation Price per share. If upon distribution of this corporation's assets in liquidation, dissolution, winding up or other similar event, the assets of this corporation to be distributed among the holders of Series A Preferred Stock and to all holders of any Parity Stock shall be insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled then the entire assets of this corporation to be distributed to holders of Series A Preferred Stock and such Parity Stock shall be distributed pro rata to the holders of Series A Preferred Stock and such Parity Stock based upon the aggregate of the full preferential amounts to which the shares of Series A Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation or merger of this corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all the assets of this corporation shall itself be deemed to be a liquidation, dissolution or winding up of this corporation within the meaning of any of the provisions of this paragraph 7.

         8.      Voting Rights.

         (a) The holders of Series A Preferred Stock shall have no right to vote for any purpose, except as specifically required by the Georgia Business Corporation Code and except as described below.

         (b) If at any time there has occurred a Missed Dividend for any quarterly Dividend Period, which Missed Dividend has not been cured, then the holders of the Series A Preferred Stock shall have Election Rights with respect to one-sixth (1/6) of the Board of Directors. If at any time there have occurred two (2) Missed Dividends (whether or not consecutive), both of which have not been cured, then the holders of the Series A Preferred Stock shall have Election Rights with respect to one-third (1/3) of the Board of Directors. If at any time there have occurred three (3) or more Missed Dividends (whether or not consecutive), all of which have not been cured, then the holder of the Series A Preferred Stock shall have Election Rights with respect to a majority of the Board of Directors. The foregoing Election Rights shall not be cumulative. If at any time this corporation shall not have made, in full, or set apart the consideration sufficient for the payment thereof and for no other purpose, two (2) or more mandatory redemptions pursuant to subparagraph 3(b) hereof, the holders of Series A Preferred Stock shall have Election Rights for one-sixth (1/6) of the Board of Directors; provided, that such Election Rights will not be cumulative with any other Election Rights under this paragraph. A person otherwise qualified for election as a director of this corporation pursuant to the By-laws of this corporation shall not be so qualified and shall not be so elected if his or her election to the Board of Directors of this corporation would result in a violation of the Communications Act of 1934, as amended, provided that this corporation shall use its reasonable best efforts to obtain, to the extent required and appropriate in order to avoid the violation, such approvals and consents as will enable the election of an otherwise nominated person or persons to the Board of Directors pursuant to an Election Right to not result in such a violation. A director elected pursuant to an Election Right shall use his or her best efforts, consistent with his or her fiduciary obligations to the shareholders of this corporation, to cause this corporation to cure as promptly as possible any event which has given rise to an Election Right. Directors elected as a result of an Election Right shall thereupon become additional directors of this corporation and the authorized number of directors of this corporation shall thereupon be automatically increased by such number of directors. In the event such holders, voting as a class, elect such number of directors, the remaining directors shall be elected by the holders of the other shares of capital stock of this corporation then entitled to vote for the election of directors without right in the holders of Series A Preferred Stock to participate in the election of such remaining directors. Such special voting rights of the holders of Series A Preferred Stock shall continue only until all dividends for such Dividend Periods have been paid or declared and the consideration sufficient set apart for the payment thereof and for no other purpose and until all mandatory redemption payments which have become payable have been made or a sum sufficient set apart for the payment thereof and for no other purpose, at which time the terms of said directors theretofore elected by the holders of the Series A Preferred Stock shall expire and the number of directors constituting the entire Board of Directors shall thereupon return to the number of authorized directors otherwise in effect (subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults or redemption default or defaults). The fact that dividends have been paid or declared and set apart or mandatory redemption payments have been made or the consideration sufficient therefor have been set apart, as required by the preceding sentence, shall be evidenced by a certificate executed by the President and by the chief financial officer of this corporation and delivered to the Board of Directors. The directors to be elected (or if such directors have been previously elected and any vacancy shall exist, such vacancy to be filled) by the holders of Series A Preferred Stock (voting as a class) shall be elected (or filled) at (i) annual meetings of the shareholders of this corporation, or (ii) a special meeting of the holders of Series A Preferred Stock for the purpose of electing such directors (or filling any such vacancy), to be called by the Secretary of this corporation upon the written request of the holders of record of 5% or more of the number of shares of Series A Preferred Stock then outstanding; provided, however, that if the Secretary of this corporation shall fail to call any such meeting within 10 days after any such request, such meeting may be called by any holder or holders of 5% or more of the number of shares of Series A Preferred Stock then outstanding. Notwithstanding the foregoing, the Secretary shall not be required, and the holders of Series A Preferred Stock shall not be entitled, to call such meeting in the case of any such request received by this corporation less than 45 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called, the holders of Series A Preferred Stock shall be entitled to vote (voting as a class) at such annual meeting to elect such directors (or to fill any such vacancy). Except as hereinbefore provided, the directors elected by the holders of Series A Preferred Stock shall serve until the next annual meeting of the shareholders and until their successors shall have been elected and qualified and may be otherwise removed only by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock at the time of such removal.

         (c) Without the consent of the holders of at least 66 2/3% of the number of shares of the Series A Preferred Stock at the time outstanding, either in writing or by vote at a meeting called for that purpose at which the holders of the Series A Preferred Stock shall vote as a class, neither the Articles of Incorporation of this corporation nor any resolution of the Board of Directors establishing and designating a series of preferred stock and determining the relative rights and preferences thereof shall be changed so as to alter in an adverse manner the designations, preferences, limitations and rights of the holders of the Series A Preferred Stock.

         9. Exclusion of Other Rights. A director of this corporation shall use his or her best efforts, consistent with his or her fiduciary obligations to the shareholders of this corporation, to cause this corporation to pay dividends on the Series A Preferred Stock as provided by paragraph 2 hereof. Except as may otherwise be required by law and for the equitable rights and remedies which may otherwise be available to holders of Series A Preferred Stock, the shares of Series A Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Articles of Incorporation of this corporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

         10. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         11. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.


                                   SECTION B

                     THE CLASS B CUMULATIVE PREFERRED STOCK

         The Class B Cumulative Preferred Stock shall have the following preferences, limitations and relative rights:

         1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this Section B, the meanings herein specified:

         "Board of Directors" shall mean the Board of Directors of the Corporation and, other than for purposes of paragraph 5(c) of this Section, to the extent permitted by law, any committee of the Board of Directors authorized to exercise the powers of the

Board of Directors.

         "Capitalized Lease Obligation" shall mean indebtedness represented by obligations under a lease that is required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles.

         "Class B Common Stock" shall mean the three hundred million (300,000,000) shares of the Class B Common Stock, par value $.0625 per share, of the Corporation, which term shall include, where appropriate, in the case of a reclassification, recapitalization or other changes in such Class B Common Stock, or in the case of a consolidation or merger of the Corporation with or into another corporation affecting the Class B Common Stock, such consideration to which a holder of Class B Common Stock would have been entitled upon the occurrence of such event.

         "Class B Preferred Stock" shall mean the twelve million, six hundred thousand (12,600,000) authorized shares of the Class B Cumulative Preferred Stock, par value $.125 per share, of the Corporation.

         "Closing Price" with respect to a share of the Class B Common Stock, for any day, shall mean the last reported sale price, regular way, of the Class B Common Stock, or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case on the principal national securities exchange on which the Class B Common Stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, the closing sale price of the Class B Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the Class B Common Stock, in either case as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any comparable system or, if the Class B Common Stock is not quoted on NASDAQ or a comparable system, the closing sale price of the Class B Common Stock as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

         "Common Stock" shall mean the seventy-five million (75,000,000) shares of the Class A Common Stock, par value $.0625 per share, of the Corporation, the three hundred million (300,000,000) shares of the Class B Common Stock, par value $.0625 per share, of the Corporation and all shares hereafter authorized of any class of common stock of the Corporation, which term shall include, where appropriate, in the case of a reclassification, recapitalization or other changes in such Common Stock, or in the case of a consolidation or merger of the Corporation with or into another corporation affecting the Common

Stock, such consideration to which a holder of Common Stock would have been entitled upon the occurrence of such event.

         "Debt Instrument" shall mean any bond, debenture, note, indenture, guarantee or other instrument or agreement evidencing any Indebtedness of the Corporation whether existing at the Issue Date or thereafter created, incurred, assumed or guaranteed.

         "Dividend Payment Date" shall have the meaning set forth in paragraph 2(a) of this Section.

         "Dividend Period" shall mean the period from the Issue Date to the first Dividend Payment Date and each twelve-month period between consecutive Dividend Payment Dates.

         "Event of Noncompliance" shall mean the occurrence of any of the following events:

             (i) The Corporation fails to pay within 180 days of the first Dividend Payment Date, on any of the second or third Dividend Payment Dates, or within 90 days of any Dividend Payment Date thereafter, as the case may be, the full amount of dividends then accrued on the Class B Preferred Stock;

             (ii) The Corporation shall not have made, in full, or set apart the consideration sufficient for the payment thereof and no other purpose, any redemption payment with respect to the Class B Preferred Stock which it is obligated to make, whether or not such payment is legally permissible, within 30 days of the date specified for such redemption;

             (iii) The Corporation fails to perform its obligations under paragraph 2(e) or 5(b) of this Section; or

             (iv) An event of default as defined in any one or more Debt Instruments occurs and (x) the effect of such event of default is to cause (without action or any requirement of action on the part of the holder or holders thereof) an amount exceeding $10,000,000 in the aggregate to become due prior to its stated maturity, or (y) any holder or holders of Debt Instruments or any trustee for such holders, as a result of such event of default, have taken such action as to cause an amount exceeding $10,000,000 in the aggregate to become due prior to its stated maturity without further action or passage of time and such action of such holder or holders or trustee has not been rescinded within 30 days thereafter.

         "Indebtedness" shall mean (i) any liability, contingent or otherwise, of the Corporation, (x) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Corporation or only to a portion thereof), (y) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given other than in connection with the acquisition of inventory or similar property in the ordinary course of business, or (z) for the payment of money relating to a Capitalized Lease Obligation; (ii) any liability of others described in the preceding clause (i) which the Corporation has guaranteed or which is otherwise its legal liability; (iii) any obligations secured by a Lien to which the property or assets of the Corporation are subject whether or not the obligations secured thereby shall have been assumed by or shall otherwise be the Corporation's legal liability; and (iv) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (i), (ii) and
(iii) above.

         "Issue Date" shall mean the date on which shares of the Class B Preferred Stock are first issued.

         "Junior Stock" shall mean Common Stock, the Class C Convertible Preferred Stock of the Corporation and any other class or series of stock of the Corporation authorized after the Issue Date not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Class B Preferred Stock and any Parity Stock shall have been so paid or declared and set apart for payment and, for purposes of paragraph 3 of this Section, shall mean any class or series of stock of the Corporation authorized after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Class B Preferred Stock and any Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

         "Lien" shall mean any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against any real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidation Price" measured per share of the Class B Preferred Stock as of any particular date shall mean the sum of (i) $30.8333, plus (ii) all dividends accrued on such share through the Dividend Payment Date immediately preceding the date on which the Liquidation Price is being determined to the extent not paid in full on or before such Dividend Payment Date, plus (iii) (A) for purposes of determining amounts payable pursuant to paragraphs 3 and 4 of this Section all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above to the date as of which the Liquidation Price is being paid, and

(B) for purposes of determining the amount of dividends to be paid on a date other than a Dividend Payment Date as contemplated by paragraph 2(c) of this Section, all unpaid dividends accrued on the amounts specified in clause (ii) above to the date as of which such dividends are being paid.

         "Market Price" with respect to a share of the Class B Common Stock, as of any date, shall mean the average of the Closing Price of such share of the Class B Common Stock for twenty (20) consecutive trading days ending on the fifth day prior to such date; provided, however, that, if the shares of Class B Common Stock shall have been converted into two or more classes or series of capital stock, whether by merger, consolidation, reclassification, recapitalization or otherwise, the "Market Price" shall be determined by summing the individual market prices of each of the shares of each class or series of capital stock into which each of such shares of Class B Common Stock were so converted.

         "Parity Stock" shall mean any class or series of stock of the Corporation authorized after the Issue Date entitled to receive payment of dividends on a parity with the Class B Preferred Stock or entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Class B Preferred Stock.

         "Record Date" for the dividends payable on any Dividend Payment Date means the April 15 next preceding such Dividend Payment Date.

         "Redemption Agent" shall have the meaning set forth in paragraph 4(d) of this Section.

         "Redemption Date" as to any share of Class B Preferred Stock shall mean the date fixed for redemption of such share pursuant to paragraph 4(a) or 4(b) of this Section, provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart, and if the Redemption Price is not so paid in full or the consideration sufficient therefor so set apart, then the Redemption Date will be the date on which such Redemption Price is fully paid or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart.

         "Redemption Price" as to any share of Class B Preferred Stock which is to be redeemed on any Redemption Date shall mean the Liquidation Price thereof as in effect on such Redemption Date.

         "Senior Stock" shall mean the Series A Preferred Stock of the Corporation and any class or series of stock of the

Corporation authorized after the Issue Date ranking senior to the Class B Preferred Stock and any Parity Stock in respect of the right to receive dividends or in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

         "Series A Preferred Stock" shall mean the 500,000 shares of that series of the Class A Serial Preferred Stock of the Corporation designated as "Series A Cumulative Preferred Stock."

         2.  Dividends.

         (a) Subject to the prior preferences and other rights of any Senior Stock, the holders of the Class B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends which shall accrue as provided herein. Dividends on each share of Class B Preferred Stock will accrue cumulatively on a daily basis at the rate of ten (10%) percent per annum of the Liquidation Price of such share from and including the Issue Date to and including the fourth Dividend Payment Date, and thereafter at the rate of twelve (12%) percent per annum of the Liquidation Price to and including the date on which the Redemption Price of such share is paid, whether or not such dividends have been declared and whether or not there are any funds of the Corporation legally available for the payment of dividends. Accrued dividends on the Class B Preferred Stock shall be payable annually on April 30 of each year, commencing on April 30, 1988, or the immediately preceding business day if any such date is a Saturday, Sunday or legal holiday in the State of Georgia (each such payment date being hereinafter referred to as a "Dividend Payment Date"), to the holders of record of the Class B Preferred Stock as of the close of business on the Record Date. For purposes of determining the amount of dividends "accrued" as of the first Dividend Payment Date and as of any date which is not a Dividend Payment Date, such amount shall be calculated on the basis of the applicable of the foregoing rates per annum for actual days elapsed from and including the Issue Date (in the case of the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to and including the date as of which such determination is to be made, based on a 360-day year.

         (b) Dividends shall be payable in cash; provided, however, that if on any Dividend Payment Date, the Corporation, pursuant to applicable law or the terms of any Debt Instrument, shall be prohibited or restricted from paying in cash the full dividends to which holders of the Class B Preferred Stock and any Parity Stock shall be entitled, the amount of cash available pursuant to applicable law and which is not restricted by the terms of any Debt Instrument shall be distributed among the holders of the Class B Preferred Stock and such Parity Stock ratably in proportion to the full amounts to which they would otherwise be entitled. The per share amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent and such adjusted amount is hereinafter referred to as the "Cash Dividend Payment." If, at any time from and including the first Dividend Payment Date to and including the third Dividend Payment Date, the Cash Dividend Payment is insufficient to satisfy the full annual dividend to which the holder of a share of the Class B Preferred Stock is entitled, the difference between the full annual dividend to which the holder of a share of the Class B Preferred Stock is entitled and the Cash Dividend Payment (such difference being hereinafter referred to as the "Stock Dividend Payment") shall be paid and satisfied by delivering to such holder a number of shares of Class B Common Stock determined by dividing the Stock Dividend Payment by the higher of (i) the Market Price of the Class B Common Stock as of the Record Date for such dividend payment or (ii) $15.00 (which amount shall be appropriately adjusted to give effect to any stock dividends on the Class B Common Stock or any stock splits, reclassifications or combinations of the Class B Common Stock).

         (c) To the extent not paid in full on each Dividend Payment Date in the manner provided in this paragraph 2, all dividends which have accrued on each share of Class B Preferred Stock during the Dividend Period ending on such Dividend Payment Date will be added to the Liquidation Price of such share and will remain a part thereof until such dividends, together with all dividends which have accrued to the date of such payment with respect to that portion of the Liquidation Price which consists of such accrued unpaid dividends, are paid in full. Such accrued unpaid dividends, together with all dividends accrued thereon, may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 50 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). If declared, such accrued unpaid dividends, together with all dividends accrued thereon, shall be paid in cash subject to the concurrent satisfaction of any cash dividend arrearages then existing with respect to any Parity Stock, or, at any time during the period ending immediately prior to the expiration of the 180-day period following the first Dividend Payment Date, in shares of Class B Common Stock. To the extent that such accrued unpaid dividends are paid in shares of the Class B Common Stock, such shares shall be valued at the higher of (i) the Market Price of the Class B Common Stock as of the Record Date for such dividend payment or (ii) $15.00 (which amount shall be appropriately adjusted to give effect to any stock dividends on the Class B Common Stock or any stock splits, reclassifications or combinations of the Class B Common Stock).

         (d) Notice of each Special Record Date shall be mailed, in the manner provided in paragraph 4(c) of this Section, to the holders of record of the Class B Preferred Stock not less than 15 days prior thereto.

         (e) So long as any shares of Class B Preferred Stock shall be outstanding, the Corporation shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall the Corporation make any distribution on any Junior Stock, or set aside any assets for any such purposes, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries, nor shall any monies be paid, set aside for payment or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless and until (i) all dividends to which the holders of the Class B Preferred Stock and any Parity Stock shall have been entitled for all current and all previous Dividend Periods shall have been paid or declared and the consideration sufficient for the payment thereof in full in the manner described in paragraph 2(b) or paragraph 2(c) of this Section, as applicable, set apart so as to be available for the payment thereof and for no other purpose (whether or not such payment is then legally permissible) and (ii) the Corporation shall have made, in full, or set apart the consideration sufficient for the payment thereof, and for no other purpose, all redemption payments with respect to the Class B Preferred Stock which it is then obligated to make (whether or not such payment is then legally permissible); provided, however, that nothing contained in this paragraph 2(e) shall prevent the payment of dividends solely in Junior Stock or the repurchase, redemption or other acquisition of Junior Stock solely through the issuance of Junior Stock (together with a cash adjustment for fractional shares, if any).

         (f) The Corporation shall not be required to issue any fractional shares of Class B Common Stock to which any holder may become entitled pursuant to paragraph 2(b) or paragraph 2(c) of this Section. The Board of Directors may elect to settle any final fraction of a share of Class B Common Stock which a holder of one or more shares of Class B Preferred Stock would otherwise be entitled to receive pursuant to paragraph 2(b) or paragraph 2(c) of this Section by having the Corporation pay to such holder, in lieu of issuing a fractional share thereto, a cash adjustment in respect of such final fraction in an amount equal to the product determined by multiplying such fraction times the higher of (i) the Market Value of a full share of Class B Common Stock as of that Record Date or Special Record Date, as the case may be, with respect to which such distribution of shares of Class B Common Stock is being made or (ii) $15.00 (which amount shall be appropriately adjusted to give effect to any stock dividends on the Class B Common Stock or any stock splits, reclassifications or combinations of the Class B Common Stock). Such election, if made, shall be made as to all holders of Class

B Preferred Stock who would otherwise be entitled to receive a fractional share of Class B Common Stock. If the Board of Directors does not make the foregoing election, then in determining the number of whole shares of Class B Common Stock which a holder of Class B Preferred Stock would be entitled to receive pursuant to paragraph 2(b) or paragraph 2(c) of this Section, any final fraction of a share shall be rounded upward to the next higher integer.

         3.  Distributions Upon Liquidation, Dissolution or Winding Up.
Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Class B Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to the shareholders an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share equal to the Liquidation Price, before any payment or distribution shall be made to the holders of any Junior Stock of the Corporation, which payment shall be made pari passu to any such payment made to the holders, if any, of any Parity Stock. The holders of the Class B Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Corporation after receiving the Liquidation Price per share. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Class B Preferred Stock and to all holders of any Parity Stock shall be insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Class B Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Class B Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer, or lease of all or substantially all the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3. Notice of the liquidation, dissolution or winding up of the Corporation shall be mailed, in the manner provided in paragraph 4(c) of this Section, to the holders of the Class B Preferred Stock not less than 20 days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective.

         4.  Redemption.

         (a) Subject to the rights of any Senior Stock and the provisions of paragraph 4(g) of this Section, the shares of Class B Preferred Stock may be redeemed, at the option of the Corporation by action of the Board of Directors, in whole or from time to time in part, at any time after the second Dividend Payment Date, at the Redemption Price per share. If less than all outstanding shares of Class B Preferred Stock are to be redeemed, the shares of Class B Preferred Stock to be redeemed shall be chosen by lot or pro rata in such manner as the Board of Directors may determine.

         (b) Subject to the rights of any Senior Stock and the provisions of paragraph 4(g) of this Section, the Corporation shall redeem, out of funds legally available therefor, on the fourteenth Dividend Payment Date, all of the shares of the Class B Preferred Stock remaining outstanding at the Redemption Price per share; provided, however, that such redemption shall be made on the twelfth Dividend Payment Date if all of the Corporation's 14% Senior Subordinated Debentures outstanding on the Issue Date have been repurchased or redeemed prior to the twelfth Dividend Payment Date. If the funds of the Corporation legally available for redemption of shares of the Class B Preferred Stock are insufficient to redeem the total number of such shares remaining outstanding, those funds which are legally available will be used to redeem the maximum possible number of shares of Class B Preferred Stock ratably among the holders thereof. At any time thereafter when additional funds of the Corporation are legally available for such purpose, such funds will immediately be used to redeem the balance of the shares of Class B Preferred Stock outstanding.

         (c) Notice of redemption shall be mailed, first class, postage prepaid, not less than 15 days nor more than 60 days prior to the Redemption Date, to the holders of record of the shares of Class B Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of the Corporation or supplied by them in writing to the Corporation for the purpose of such notice; but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Class B Preferred Stock. In addition to any information required by law or by the applicable rules of any national stock exchange on which the Class B Preferred Stock may be listed or admitted to trading, such notice shall set forth the Redemption Price, the Redemption Date, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed, and shall state the name and address of any Redemption Agent selected by the Corporation in accordance with paragraph 4(d) of this Section. In case fewer than the total number of shares of Class B Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder.

         (d) If notice of any redemption by the Corporation pursuant to this paragraph 4 shall have been mailed as provided in paragraph 4(c) of this Section, and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the shares of Class B Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof. If on or prior to the Redemption Date (but no earlier than 60 days prior to such Redemption
Date) the Corporation shall deposit, in a trust fund, with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $50,000,000 (the "Redemption Agent"), the consideration sufficient to redeem on such Redemption Date the shares of Class B Preferred Stock to be redeemed, with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of the Corporation, to mail the notice of redemption as soon as practicable after receipt of such irrevocable instructions (or to complete such mailing previously commenced, if it has not already been completed) and to pay, on and after the Redemption Date or prior thereto, the Redemption Price of the shares of Class B Preferred Stock to be redeemed to their respective holders upon the surrender of their share certificates, then, from and after the date of such deposit (although prior to the Redemption Date) the shares of Class B Preferred Stock to be redeemed shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the Redemption Date. The deposit shall be deemed to constitute full payment for shares of Class B Preferred Stock to be redeemed to their holders and from and after the date of such deposit the shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive payment of the consideration sufficient to pay the Redemption Price of the shares, calculated through the Redemption Date, upon surrender of their certificates therefor.

         (e) Any funds so deposited by the Corporation and unclaimed for one year from the Redemption Date shall be paid to the Corporation, after which repayment the holders of shares of Class B Preferred Stock so called for redemption shall look to the Corporation for the payment thereof, without interest, unless an applicable abandoned property law designates another person.

         (f) All shares of Class B Preferred Stock redeemed, retired, purchased or otherwise acquired by the Corporation shall be retired and shall not be reissued. The Corporation will not redeem any shares of Class B Preferred Stock, except as expressly authorized herein.

         (g) If at any time the Corporation shall have failed to pay, or declare and set apart the consideration sufficient to pay, all dividends accrued up to and including the immediately preceding Dividend Payment Date on the Class B Preferred Stock and any Parity Stock, and until all dividends accrued up to and including the immediately preceding Dividend Payment Date on the Class B Preferred Stock and any Parity Stock shall have been paid or declared and set apart so as to be available for the payment in full therefor and for no other purpose, the Corporation shall not redeem, pursuant to a sinking fund or otherwise, any shares of Class B Preferred Stock, Parity Stock or Junior Stock, unless all then outstanding shares of Class B Preferred Stock and Parity Stock are redeemed, and shall not purchase or otherwise acquire any shares of Class B Preferred Stock, Parity Stock or Junior Stock.

         5.  Voting Rights.

         (a) The holders of Class B Preferred Stock shall have no right to vote for any purpose, except as specifically required by the Georgia Business Corporation Code and except as described below.

         (b) Without the consent of the holders of at least 66 2/3% of the number of shares of Class B Preferred Stock at the time outstanding, the Corporation may not (i) effect any change in the rights, privileges or preferences of the Class B Preferred Stock, (ii) create or designate any additional class or series of Senior Stock or issue any additional shares of the Series A Preferred Stock (except for such issuances as are necessary or required in connection with the exercise of options, warrants or similar rights outstanding on the Issue Date with respect to the Series A Preferred Stock), or
(iii) enter into any agreement which, in the absence of default under such agreement, would by its terms prevent the Corporation from paying on any Dividend Payment Date the full dividends to which holders of the Class B Preferred Stock are then entitled or from otherwise fully performing its obligations pursuant to this Section. Without the consent of the holders of at least a majority of the number of shares of Class B Preferred Stock at the time outstanding, the Corporation may not create any class of Parity Stock. Such consents shall either be given in writing or by vote at a meeting called for that purpose at which the holders of the Class B Preferred Stock shall vote as a class.

         (c) The Corporation shall promptly notify the holders of the Class B Preferred Stock, in the manner provided in paragraph 4(c) of this Section, of the occurrence of an Event of Noncompliance. Upon the occurrence and during the continuation of an Event of Noncompliance, the holders of shares of the Class B Preferred Stock, voting separately as a class, shall have the exclusive right to elect two directors to the Board of Directors. Directors so elected shall thereupon become additional directors of the Corporation and the authorized directors of the Corporation shall thereupon be automatically increased by such number. The Corporation will not take away any action which would impair its ability, in conformity with these Articles of Incorporation and the By-Laws of the Corporation, to increase automatically the number of its directors as provided herein. During such times that the holders of the Class B Preferred Stock, voting as a class, shall be entitled to elect such additional directors, the remaining directors shall be elected by the holders of the other shares of capital stock of the Corporation entitled to vote for the election of directors, without right in the holders of Class B Preferred Stock to participate in the election of such remaining directors.

         Such right of the holders of shares of the Class B Preferred stock, as such holders, to elect such directors shall continue only until all then existing Events of Noncompliance have been cured in full, at which time the terms of office of the directors elected as such by the holders of shares of the Class B Preferred Stock shall forthwith terminate and the number of directors constituting the entire Board of Directors of the Corporation shall be reduced correspondingly (subject always to the same provisions for the vesting of such voting rights on the occurrence of any other or future Event of Noncompliance). The fact that an Event of Noncompliance has been cured and that no other Events of Noncompliance have occurred and are continuing shall be evidence by a certificate executed by the chief executive officer and chief financial officer of the Corporation and delivered to the Board of Directors.

         At any time after such voting rights shall so have vested in the holders of shares of the Class B Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of not less than 5% of the Class B Preferred Stock, addressed to him at the principal office of the Corporation, shall within 10 days after delivery of such request, call a special meeting of the holders of shares of the Class B Preferred Stock for the purpose of electing the directors to be elected by them, such meeting to be held within 15 days after such call at the place and upon the notice provided by the By-Laws of the Corporation for the holding of meetings of shareholders; provided, however, that if the Secretary of the Corporation shall fail to call any such meeting within 10 days after delivery of any such request, such meeting may be called by any holder or holders of record of 5% or more of the Class B

Preferred Stock. Notwithstanding the foregoing, the Secretary of the Corporation shall not be required, and the holders of Class B Preferred Stock shall not be entitled, to call such a special meeting if the request for such call is received less than 45 days prior to the date fixed for the next annual meeting of shareholders, and if in such case such special meeting is not called, the holders of Class B Preferred Stock shall be entitled to vote (as a class) at such annual meeting to elect such directors. Any vacancy in the office of a director elected by the holders of the Class B Preferred Stock shall be filled by a vote of such holders as a separate class or by the remaining director elected by such holders. Except as hereinbefore provided, the directors elected by the holders of the Class B Preferred Stock shall serve until the next annual meeting of the shareholders and until their successors shall have been elected and qualified and may be otherwise removed only by the holders of at least a majority of the then outstanding shares of Class B Preferred Stock at the time of such removal.

         At any meeting having as a purpose the election of directors by holders of the Class B Preferred Stock, the presence, in person or by proxy, of the holders of a majority of the shares of Class B Preferred Stock then outstanding shall be required and be sufficient to constitute a quorum of such class for the election of any director by such holders. At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of the Class B Preferred Stock shall not prevent the election of the directors to be elected by the holders of shares other than the Class B Preferred Stock, and the absence of a quorum of holders of shares other than the Class B Preferred Stock shall not prevent the election of the directors to be elected by the holders of the Class B Preferred Stock and (ii) in the absence of such quorum, either of holders of the Class B Preferred Stock or of shares other than the Class B Preferred Stock, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         A person otherwise qualified for election as a director of the Corporation pursuant to the By-laws of the Corporation shall not be so qualified and shall not be so elected if his or her election to the Board of Directors of the Corporation would result in a violation of the Communications Act of 1934, as amended, or the rules or published policies of the Federal Communications Commission ("FCC"), provided that the Corporation shall use its reasonable best efforts to obtain, to the extent required and appropriate in order to avoid the violation, such approvals and consents of the FCC as will enable the election of an otherwise nominated person or persons to the Board of Directors pursuant to the voting rights granted by this paragraph

5(c) to not result in such a violation.

         6. Preemptive Rights. The holders of the Class B Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by the Corporation.

         7. Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies which may otherwise be available to holders of Class B Preferred Stock, the shares of Class B Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these Articles of Incorporation.

         8. Headings of Subdivisions. The headings of the various subdivisions of this Section are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Section.


                                   SECTION C

                    THE CLASS C CONVERTIBLE PREFERRED STOCK

         The Class C Convertible Preferred Stock shall have the following preferences, limitations and relative rights.

         1.  Certain Definitions.

         Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this Section C, the meanings herein specified:

         "Board of Directors" shall mean the Board of Directors of the Corporation and, to the extent permitted by law, any committee of the Board of Directors authorized to exercise the powers of the Board of Directors.

         "Class C Preferred Stock" shall mean the twelve million, six hundred thousand (12,600,000) authorized shares of the Class C Convertible Preferred Stock, par value $.125 per share, of the Corporation.

         "Class B Common Stock" shall mean the three hundred million (300,000,000) authorized shares of the Class B Common Stock, par value $.0625 per share, of the Corporation, which term shall include, where appropriate, in the case of a reclassification, recapitalization or other changes in such Class B Common Stock, or in the case of a consolidation or merger of the Corporation with or into another corporation affecting the Class B Common Stock, such consideration to which a holder of Class B Common

Stock would have been entitled upon the occurrence of such event.

         "Common Stock" shall mean the Class B Common Stock, the seventy-five million (75,000,000) authorized shares of the Class A Common Stock, par value $.0625 per share, of the Corporation and all shares hereafter authorized of any class of common stock of the Corporation.

         "Common Stock Equivalent" shall mean the number of shares of Class B Common Stock which a holder of a share of the Class C Preferred Stock would be entitled to receive at any given time upon application of the Conversion Rate then in effect.

         "Conversion Rate" shall have the meaning set forth in paragraph 6(b) of this Section.

         "Distribution on Common Stock" shall have the meaning set forth in paragraph 2 of this Section.

         "Issue Date" shall mean the date on which shares of the Class C Preferred Stock are first issued.

         "Junior Stock" shall mean Common Stock and any other class or series of stock of the Corporation authorized after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Class C Preferred Stock and any Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

         "Liquidation Preference" shall have the meaning set forth in paragraph 3 of this Section.

         "Parity Stock" shall mean any class or series of stock of the Corporation authorized after the Issue Date entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Liquidation Preference of the Class C Preferred Stock.

         "Preferred Stock" shall mean the authorized Class A Serial Preferred Stock, Class B Cumulative Preferred Stock, Class C Preferred Stock and Class D Serial Preferred Stock of the Corporation.

         "Senior Stock" shall mean the Series A Preferred Stock of the Corporation, the Class B Cumulative Preferred Stock of the Corporation, the Class D Serial Preferred Stock of the Corporation and any class or series of stock of the Corporation authorized after the Issue Date ranking senior to the Class C Preferred Stock and any Parity Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

         "Series A Preferred Stock" shall mean the 500,000 shares of that series of the Class A Serial Preferred Stock of the Corporation designated as "Series A Cumulative Preferred Stock."

2.       Dividends and other Distributions.

         Subject to the prior preferences and other rights of any Senior Stock, the holders of the Class C Preferred Stock shall be entitled to receive all such dividends and other distributions in cash, securities (other than shares of Class B Common Stock) or other property of or owned by the Corporation as may be declared by the Board of Directors on the Class B Common Stock from time to time out of assets or funds of the Corporation legally available therefor, each such dividend and/or distribution to be made pro rata to the holders of the outstanding Class C Preferred Stock and the outstanding Class B Common Stock based on the number of shares of Class B Common Stock that would have been outstanding on the record date for such dividend or distribution if the holders of the Class C Preferred Stock had converted such shares immediately prior to such record date. Without limiting the generality of the foregoing, in case the Corporation shall issue to holders of shares of its outstanding Class B Common Stock generally any rights, options or warrants entitling them to subscribe for or purchase (i) shares of its Class B Common Stock, (ii) any assets of the Corporation, (iii) any securities of the Corporation (other than its Class B Common Stock) or of any corporation other than the Corporation or
(iv) any rights, options or warrants entitling them to subscribe for or to purchase any of the foregoing securities, whether or not such rights, options or warrants are immediately exercisable (hereinafter collectively called "Distributions on Common Stock"), the Corporation shall issue to the holders of outstanding shares of Class C Preferred Stock the Distribution on Common Stock to which they would have been entitled if they had converted the shares of Class C Preferred Stock held by them into Class B Common Stock immediately prior to the record date for the purpose of determining shareholders entitled to receive such Distribution on Common Stock.

3.       Distributions Upon Liquidation, Dissolution or Winding Up.

         Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Class C Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to the shareholders an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share equal to $.125 (the "Liquidation Preference"), before any payment or distribution shall be made to the holders of any Junior Stock of the Corporation, which payment shall be made to the holders of any Junior Stock of the Corporation, which payment shall be made pari passu to any such payment made to the holders, if any, of any Parity Stock. After payment of all amounts due to holders of stock of the Corporation having a liquidation preference senior to the Common Stock, the remaining assets of the Corporation shall be distributed to the holders of the outstanding Class C Preferred Stock and the outstanding Common Stock pro rata based on the number of Common Stock Equivalents to which the holders of the Class C Preferred Stock would then be entitled upon conversion of their shares. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Class C Preferred Stock and to all holders of any Parity Stock shall be insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Class C Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Class C Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer, or lease of all or substantially all the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3.

         4.  Voting.

         (a) Except as may be otherwise required by law or by the provisions of this paragraph 4, the holders of the Class C Preferred Stock shall vote together with the holders of the Common Stock as a single class on every matter coming before any meeting of the shareholders or otherwise to be acted upon by the shareholders, subject to any voting rights which may be granted to holders of any other class or series of Preferred Stock. At every meeting of the shareholders of the Corporation, every holder of Class C Preferred Stock shall be entitled, for each such share standing in its name on the transfer books of the Corporation, to a number of votes equal to the number of votes which could be cast by such holder if it held the Common Stock Equivalent of such share of Class C Preferred Stock on the record date for the vote.

         (b) So long as any shares of the Class C Preferred Stock are outstanding, and except as otherwise provided by paragraph 4(c) of this Section, the Board of Directors of the Corporation shall consist of fifteen members, except that such number is subject to automatic adjustment under those circumstances and during those time periods that holders of any other class or series of the Corporation's outstanding Preferred Stock have rights to elect members of the Board of Directors, as set forth in these Articles of Incorporation or, in the case of any series of the Class A Serial Preferred Stock or the Class D Serial Preferred Stock of the Corporation, in the resolution of the Board of Directors establishing and designating such series and fixing and determining the relative rights and preferences thereof. Holders of the Common Stock shall be entitled to vote as a separate class for the election of eight (8) of such fifteen (15) directors of the Corporation, and holders of the Class C Preferred Stock, as such holders, shall be entitled to vote as a separate class for the election of seven (7) of such fifteen (15) directors of the Corporation.

         (c) At such time that the number of outstanding shares of Class C Preferred Stock is less than 4 million shares (as adjusted from time to time to give effect to stock splits or stock combinations, if any, with respect to the Class C Preferred Stock occurring after the Issue Date), the rights of the holders of Class C Preferred Stock, as such holders, to vote as a separate class for the election of seven (7) directors shall automatically cease. In such event, and subject to the above-described rights of holders of any other class or series of the Corporation's outstanding Preferred Stock to elect directors, the entire Board of Directors shall thereafter be elected by holders of the Common Stock and Class C Preferred Stock voting as a single class and shall consist of such number of directors as shall be determined in accordance with the provisions of the By-laws of the Corporation.

         (d) Holders of the Class C Preferred Stock shall have the voting rights described above with respect to the election of directors commencing with the first annual meeting of shareholders of the Corporation occurring after the Issue Date. For purposes of that meeting, the Class C directors will be nominated by the members of the then existing Board of Directors unless Class C directors have previously been appointed to the Board pursuant to the provisions of paragraph 4(e) of this Section. If Class C directors have not been so appointed, then for purposes of such meeting, and in any event for purposes of all subsequent annual meetings during which holders of the Class C Preferred Stock have the special voting rights provided by paragraph 4(b) of this Section, the Class C directors nominated by the Board of Directors will be so nominated by a majority vote of the then existing Class C directors, and the remaining directors nominated by the Board of Directors will be so nominated by a majority of the then existing Common Stock directors.

         At any meeting having as a purpose the election of directors by holders of the Class C Preferred Stock, the presence, in person or by proxy, of the holders of a majority of the shares of Class C Preferred Stock then outstanding shall be required and be sufficient to constitute a quorum of such class for the election of any director by such holders. Class C directors shall be elected by the vote of the holders of a majority of the outstanding shares of Class C Preferred Stock or by written consent of the holders of Class C Preferred Stock given in accordance with the provisions of paragraph 4(h) of this section. At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of Class C Preferred Stock shall not prevent the election of the directors to be elected by the holders of shares other than the Class C Preferred Stock, and the absence of a quorum of holders of shares other than the Class C Preferred Stock shall not prevent the election of the directors to be elected by the holders of the Class C Preferred Stock and (ii) in the absence of such quorum, either of holders of the Class C Preferred Stock or of shares other than the Class C Preferred Stock, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         A person otherwise qualified for election as a director of the Corporation pursuant to the By-laws of the Corporation shall not be so qualified and shall not be so elected if his or her election to the Board of Directors of the Corporation would result in a violation of the Communications Act of 1934, as amended, or the rules or published policies of the Federal Communications Commission ("FCC"), provided that the Corporation shall use its reasonable best efforts to obtain, to the extent required and appropriate in order to avoid the violation, such approvals and consents of the FCC as will enable the election of an otherwise nominated person or persons to the Board of Directors pursuant to the voting rights granted by paragraph 4(b) of this Section to not result in such a violation.

         (e) In the event of any vacancy or vacancies of the Board of Directors occurring prior to the first annual meeting of shareholders following the issuance of the Class C Preferred Stock, directors appointed to fill the first seven of such vacancies shall be designated as Class C directors. Any vacancy in the office of a Class C director occurring thereafter during the effectiveness of the provisions of paragraph 4(b) of this Section may be filled by the remaining Class C directors, unless such vacancy occurred by reason of the removal (with or without cause) of a Class C director, in which event such vacancy shall be filled by the affirmative vote of the holders of a majority of the outstanding Class C Preferred Stock, such vote to be taken at the same meeting at which the removal of the Class C director was voted upon, or by written consent of the holders of the Class C Preferred Stock given in accordance with the provisions of paragraph 4(h) of this Section. Any or all of the Class C directors may be removed, with or without cause, by the vote of the holders of a majority of the outstanding shares of Class C Preferred Stock or by written consent of the holders of Class C Preferred Stock given in accordance with the provisions of paragraph 4(h) of this Section and not otherwise. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor and until his or her successor has been chosen and has qualified.

         (f) Without the affirmative vote of the holders of at least 66 2/3% of the number of shares of the Class C Preferred Stock at the time outstanding or the written consent of the holders of the Class C Preferred Stock given in accordance with the provisions of paragraph 4(h) of this Section, the Corporation may not effect any change in the rights, privileges or preferences of the Class C Preferred Stock. Such consents shall either be given in writing or by vote at a meeting called for that purpose at which the holders of the Class C Preferred Stock shall vote as a class.

         (g) So long as holders of the Class C Preferred Stock have the voting rights described in paragraph 4(b) of this Section, none of the following may be effected by the Corporation without the affirmative vote of the holders of a majority of the outstanding shares of Class C Preferred Stock or the written consent of the holders of the Class C Preferred Stock given in accordance with the provisions of paragraph 4(h) of this Section:

             (i) the disposition, directly or indirectly, by the Corporation (or any subsidiary thereof) by sale, merger, new issuances to a person other than the Corporation or a wholly-owned subsidiary thereof, or otherwise of shares of the capital stock of any Significant Subsidiary of the Corporation (as defined by Rule 1-02(v) of Regulation S-X promulgated by the Securities and Exchange Commission and as in effect on the Issue Date, but excluding Atlanta National League Baseball Club, Inc. and Atlanta Hawks, Inc.) ("Significant Subsidiary") or, in a transaction or series of transactions not in the ordinary course of the business of the Corporation or any Significant Subsidiary of the Corporation, of a substantial portion of the assets of the Corporation or any such Significant Subsidiary, except for pledges, grants of security interests, security deeds, mortgages or similar encumbrances securing bona fide indebtedness;

             (ii) the merger or consolidation of the Corporation or any of its Significant Subsidiaries with or into any person (except a merger between wholly-owned subsidiaries of the Corporation or a merger between a wholly-owned subsidiary and the Corporation where the Corporation is the surviving entity of such merger and where there is no change in any class or series of outstanding capital stock of the Corporation) or the dissolution or liquidation of the

         Corporation or any Significant Subsidiary (except dissolutions or liquidations into the Corporation or any wholly-owned subsidiary or subsidiaries of the Corporation);

             (iii) the issuance by the Corporation of shares of any class of capital stock which, together with all shares of any class of capital stock (other than Common Stock issued pursuant to any options, warrants or convertible securities (including the Class C Preferred Stock), or stock option or stock purchase plans or agreements, in each case in existence or outstanding on the Issue Date) issued after the Issue Date, would have the effect of increasing the aggregate voting power of all classes of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation by more than 18% over the aggregate voting power of all classes of capital stock (including without limitation the Class C Preferred Stock) outstanding on the Issue Date; and

             (iv) the approval of any amendments to the Articles of Incorporation or By-laws of the Corporation which (x) modifies in any way the voting rights of any class of the Common Stock or modifies in any manner the terms of any class of Common Stock into which the Class C Preferred Stock is then convertible or (y) has the effect of limiting the voting or other rights of any class of the Common Stock or the Class C Preferred Stock, including, without limitation, any such amendment that would require a greater than majority vote of any class of capital stock to approve any matter or would require a vote of any class or series of capital stock separate from the vote of any other class or series of capital stock to approve any matter on which shareholders generally are required or entitled to vote; provided, however, that this provision shall not be applicable to (A) any amendment to the Articles of Incorporation for the purpose of establishing or designating a class or series of preferred stock with voting rights only with respect to the election of a certain number of directors (to constitute, together with the directors which may be elected by all similar series or classes of preferred stock (other than the Class C Preferred Stock) less than half (counting all directors which may be elected by the holders of such preferred stock) the members of the Corporation's Board of Directors), following a default in dividend payments thereon or financial covenants with respect thereto and a class or series vote on designations of senior or parity stock and on other matters (including without limitation any merger involving the Corporation in which the Corporation is not the surviving entity) which affect a change in the rights, privileges or preferences of the holders of such preferred stock, or (B) voting rights provided for by statute.

         (h) With respect to actions by the holders of the Class C Preferred Stock upon those matters on which such holders are entitled to vote as a separate class, such actions may be taken without a shareholders meeting by the written consent of holders of the Class C Preferred Stock who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class C Preferred Stock entitled to vote were present and voted. Notice shall be given in accordance with the applicable provisions of the Georgia Business Corporation Code of the taking of corporate action without a meeting by less than unanimous written consent to those holders of Class C Preferred Stock on the record date whose shares were not represented on the written consent.

         5.  Transfer.

         (a) No person holding shares of Class C Preferred Stock of record (hereinafter called a "Class C Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class C Preferred Stock, whether by sale, assignment, gift, bequest or otherwise, except to a Permitted Transferee and any attempted transfer of shares not permitted hereunder shall be deemed to constitute a request by the Class C Holder for conversion of such shares and shall result in such shares being converted into Class B Common Stock as provided by paragraph 5(d) of this Section.

             (i) In the case of a Class C Holder acquiring record and beneficial ownership of the shares of Class C Preferred Stock in question upon initial issuance by the Corporation (an "Original Holder"), a "Permitted Transferee" shall mean:

                 (w) any Affiliate (as defined in paragraph 5(b) of this Section) of such Original Holder, or

                 (x) any other Original Holder (or any Affiliate of any such other Original Holder).

             (ii) In the case of a Class C Holder which is a Permitted Transferee of an Original Holder, a "Permitted Transferee" shall mean:

                 (y)      any Original Holder, or

                 (z)      any Permitted Transferee of an Original Holder.

         (b) For purposes of this paragraph 5, the term "Affiliate" shall mean
(i) any corporation that owns beneficially and of record at least a majority of the outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors ("voting securities") of an Original Holder or (ii) any corporation at least a majority of the voting securities of which are owned beneficially and of record by an Original Holder, where in the case of both (i) and (ii), voting securities will be deemed "owned" by a corporation if either owned directly or if owned indirectly through one or more intermediary corporations at least a majority of the voting securities of which are owned beneficially and of record by that corporation or by an intermediary corporation in such a majority or more chain of ownership.

         (c) With respect to a Class C Holder which holds shares by virtue of its status as an Affiliate, the subsequent loss of Affiliate status shall, unless within 30 days thereafter all shares of Class C Preferred Stock held by such Class C Holder are transferred to an Original Holder or a Permitted Transferee of an Original Holder, be deemed to constitute a request by such Class C Holder for conversion of its shares of Class C Preferred Stock, and all shares of Class C Preferred Stock then held by such Class C Holder shall thereupon be converted into shares of Class B Common Stock, and stock certificates formerly representing such shares of Class C Preferred Stock shall thereupon and thereafter be deemed to represent shares of Class B Common Stock as provided by paragraph 6 of this Section.

         (d) Any transfer of shares of Class C Preferred Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class C Preferred Stock into shares of Class B Common Stock as provided by paragraph 6 of this Section, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Corporation or on such earlier date that the Corporation receives notice of such attempted transfer. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class C Preferred Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class C Preferred Stock or is a Permitted Transferee.

         (e) Shares of Class C Preferred Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class C Preferred Stock shall mean a person who, or an entity which, possesses the powers, either singly or jointly, to direct the voting or disposition of such shares. Certificates for shares of Class C Preferred Stock shall bear a legend referencing the restrictions on transfer imposed by this paragraph 5.

         6.  Conversion.

         (a) Conversion Right. Unless previously redeemed as provided in paragraph 7 hereof, the Class C Preferred Stock may be converted prior to redemption thereof at such time, in such manner and upon such terms and conditions as hereinafter provided in this paragraph 6 into fully paid and non-assessable full shares of Class B Common Stock. In the event the Corporation shall call for redemption the shares of Class C Preferred Stock pursuant to paragraph 7 hereof, the conversion right provided by this paragraph 6 shall terminate at the close of business on the date fixed for redemption.
In case cash, securities or property other than Class B Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Class B Common Stock in this paragraph 6 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities.

         (b) Conversion Rate. Subject to the provisions for adjustment hereinafter set forth in this paragraph 6, the Class C Preferred Stock may be converted into Class B Common Stock at the initial conversion rate of two fully paid and non-assessable shares of Class B Common Stock for one share of the Class C Preferred Stock. (This conversion rate as from time to time adjusted cumulatively pursuant to the provisions of paragraph 6(d) of this Section is hereinafter referred to as the "Conversion Rate.")

         (c) Conversion Date. Unless previously redeemed as provided in paragraph 7 hereof, the Class C Preferred Stock shall be convertible at any time and from time to time at the option of the holder(s) thereof.

         (d) Adjustments.

             (i) Stock Dividends, Subdivisions, Combinations. In case the Corporation shall (A) pay a dividend or make a distribution on its outstanding shares of Class B Common Stock in shares of its Class B Common Stock, (B) subdivide the then outstanding shares of its Class B Common Stock into a greater number of shares of Class B Common Stock,
         (C) combine the then outstanding shares of its Class B Common Stock into a smaller number of shares of Class B Common Stock, or (D) issue by reclassification of its shares of Class B Common Stock any shares of capital stock of the Corporation (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then the Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Class C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation which it would have owned or been entitled to receive immediately following such action had such shares of Class C Preferred Stock been converted immediately prior to such time. An adjustment made pursuant to this paragraph 6(d)(i) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this paragraph 6(d)(i) for subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken. In any case in which this paragraph 6(d)(i) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
         (x) issuing to the holder of any shares of Class C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class B Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Class B Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to paragraph 6(i) of this Section; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Class B Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

             (ii) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding Class B Common Stock (other than those referred to in paragraph 6(d)(i) of this Section and other than a change in par value), or in case of any consolidation of the Corporation with any other corporation or any merger of the Corporation into another corporation or of another corporation into the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or as a result of a subdivision or combination to which paragraph 6(d)(i) hereof is applicable) in, the outstanding Class B Common Stock), or in case of any sale or transfer to another corporation or entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of the Corporation, the Corporation (or its successor in such consolidation or merger) or the purchaser of such properties and assets shall make appropriate provision so that the holder of each share of Class C Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of the number of shares of Class B Common Stock into which such Class C Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or transfer, and the holders of the Class C Preferred Stock shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of Class C Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Class C Preferred Stock remaining outstanding or other convertible preferred stock or other securities received by the holders of Class C Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Class C Preferred Stock remaining outstanding, or other convertible preferred stock or other securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.

             (iii) Notice of Adjustment. Whenever the Conversion Rate shall be adjusted as provided in this paragraph 6(d), the corporation shall promptly (A) file with the transfer agent for the Class C Preferred Stock a statement signed by the President or one of the Vice Presidents of the Corporation and by its Treasurer or Assistant Treasurer, disclosing the nature of such event, the Conversion Rate in effect immediately thereafter and the kind and amount of stock or other securities or property into which Class C Preferred Stock shall be convertible after such event, and (B) cause a notice containing a summary of the information set forth in said statement to be mailed to the holders of record of Class C Preferred Stock. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of paragraph 6(e) of this Section.

             (iv) De Minimus Adjustment. The Corporation may, but shall not be required to, make any adjustment of theConversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion Rate;

         provided, however, that any adjustments which by reason of this paragraph 6(d)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

             (e) Advance Notice of Certain Events.  In case at any time:

             (i) the Corporation shall take any action which would require an adjustment in the Conversion Rate pursuant to paragraph 6(d)(i) of this Section;

             (ii) the Corporation shall authorize the granting to the holders of its Class B Common Stock of any Distributions on Common Stock or shall have declared any other dividend or distribution on its Class B Common Stock and notice thereof shall be given to holders of Class B Common Stock;

             (iii) there shall be any capital reorganization or reclassification of the Class B Common Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or transfer of all or substantially all of the properties and assets of the Corporation, or a tender offer for at least a majority of the Class B Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of the Common Stock; or

             (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any such event, the Corporation shall give written notice, in the manner provided in paragraph 7(b) of this Section, to the holders of the Class C Preferred Stock at their respective addresses as the same appear upon the books of the Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (iii) above) prior to any record date or other date set for definitive action if there shall be no record date, of the date on which such action, dividend, distribution, reorganization, reclassification, consolidation, merger, sale, transfer, tender offer, dissolution, liquidation or winding up is expected to take place or become effective, and the date as of which it is expected that holders of Class B Common Stock of record shall be entitled to exchange their shares of Class B Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, tender offer, dissolution, liquidation or winding up; provided, however, that any notice required by clause (ii) above shall be given in the manner and at the time that such notice is given to the holders of Class B Common Stock. Without limiting the obligation of the Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this paragraph 6(e) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

         (f) Method of Conversion. Before any holder of Class C Preferred Stock shall be entitled to convert the same into Class B Common Stock, it shall surrender the certificate or certificates for such Class C Preferred Stock at the office of the Corporation or at the office of the transfer agent for the Class C Preferred Stock, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that it elects to convert all or a part of the shares of Class C Preferred Stock represented by said certificate or certificates in accordance with the terms of this paragraph 6, and shall state in writing therein the name or names in which it wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class C Preferred Stock and the Corporation, whereby the holder of such Class C Preferred Stock shall be deemed to subscribe for the amount of Class B Common Stock which it shall be entitled to receive upon conversion of the number of shares of Class C Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Class C Preferred Stock to be converted, and thereby the Corporation shall be deemed to agree that the surrender of the shares of Class C Preferred Stock to be converted shall constitute full payment of such subscription for Class B Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class C Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of the Corporation or of said transfer agent to the person for whose account such Class C Preferred Stock was so surrendered, or to its nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Class B Common Stock to which it shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Class C Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to its nominee(s), without charge therefor, a new certificate or certificates representing the aggregate of the unconverted shares of Class C Preferred Stock. Such conversion shall be deemed to have been made as of the date of such surrender of the Class C Preferred Stock to be converted; and the person or persons entitled to receive the

Class B Common Stock issuable upon conversion of such Class C Preferred Stock shall be treated for all purposes as the record holder or holders of such Class B Common Stock on such date.

         The issuance of certificates for shares of Class B Common Stock upon conversion of shares of Class C Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided, however, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class C Preferred Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

         The Corporation shall not be required to convert Class C Preferred Stock, and no surrender of Class C Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class C Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class C Preferred Stock was surrendered.

         (g) Shares Reserved for Conversion. The Corporation shall all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class C Preferred Stock, such number of shares of Class B Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying the obligations in respect of the conversion of the outstanding shares of Class C Preferred Stock by delivery of shares of Class B Common Stock which are held in the treasury of the Corporation. The Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Class B Common Stock issuable upon conversion of shares of Class C Preferred Stock at the Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights. In order that the Corporation may issue shares of Class B Common Stock upon conversion of the Class C Preferred Stock, the Corporation will endeavor to comply with all applicable Federal and state securities laws and will endeavor to list such shares to be issued upon conversion on such securities exchange on which the Common Stock is listed.

         (h) Status of Shares Converted. All shares of Class C Preferred Stock received by the Corporation upon conversion thereof into Class B Common Stock shall be retired and shall not be reissued.

         (i) Fractions upon Conversion. The Corporation shall not be required to issue fractional shares of Class B Common Stock or script upon conversion of the Class C Preferred Stock. As to any final fraction of a share of Class B Common Stock which a holder of one or more shares of Class C Preferred Stock would otherwise be entitled to receive upon conversion of such shares in the same transaction, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a full share of the Class B Common Stock. For purpose of this paragraph 6(i), the market value of a share of the Class B Common Stock shall be the last reported sale price regular way on the business day immediately preceding the date of conversion, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the composite tape, or if the shares of Class B Common Stock are not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the shares of Class B Common Stock are listed or admitted to trading, or if the shares of Class B Common Stock are not listed or admitted to trading on any such exchange, the closing sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the Class B Common Stock is not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.

         7.  Redemption.

         (a) The shares of Class C Preferred Stock outstanding upon the termination in accordance with paragraph 4(c) of this Section of the special class voting rights of the Class C Preferred Stock may be redeemed, at the option of the Corporation by action of the Board of Directors, at any time and from time to time thereafter and prior to the conversion thereof, at a redemption price per share equal to and payable in the form of the Common Stock Equivalent as of the redemption date for each share of Class C Preferred Stock redeemed. The Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Class B Common Stock issuable upon redemption of shares of Class C Preferred Stock will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights. If less than all outstanding shares of Class C Preferred Stock are to be redeemed, the shares of Class C Preferred Stock to be redeemed shall be chosen by lot or pro rata in such manner as the Board of Directors may determine.

         (b) Notice of redemption shall be mailed, first class, postage prepaid, not less than 15 days nor more than 30 days prior to the redemption date, to the holders of record of the Class C Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of the Corporation or supplied by them in writing to the Corporation for the purpose of such notice; but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Class C Preferred Stock. In addition to any information required by law, such notice shall set forth the redemption price, the redemption date, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed. In case fewer than the total number of shares of Class C Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder.

         (c) If notice of any redemption by the Corporation pursuant to this paragraph 7 shall have been mailed as provided in paragraph 7(b) of this Section, and if on or before the redemption date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the redemption date, the shares of Class C Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holder thereof to receive upon surrender of its certificates the consideration payable upon redemption thereof, together with any dividends or distributions which theretofore became payable with respect to the shares of Class B Common Stock and/or other securities constituting a part of such consideration (the issuance date of such Class B Common Stock or other securities being the redemption date).

         (d) All shares of Class C Preferred Stock redeemed, retired, purchased or otherwise acquired by the Corporation shall be retired and shall not be reissued. The Corporation will not redeem any shares of Class C Preferred Stock, except as expressly authorized herein.

         8. Preemptive Rights. The holders of the Class C Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by the Corporation.

         9. Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies which may otherwise be available to holders of Class C Preferred Stock, the shares of Class C Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these Articles of Incorporation.

         10. Headings of Subdivisions. The headings of the various subdivisions of this Section are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Section.

                                   SECTION D

                       THE CLASS D SERIAL PREFERRED STOCK

         The Class D Preferred Stock shall consist of 100,000,000 shares, par value $.0625 per share (the "Class D Preferred Stock"). The shares of Class D Preferred Stock may be divided and issued in one or more series from time to time as determined by resolution of the Board of Directors, subject to any shareholder vote as required by these Articles of Incorporation. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Any or all of the series of the Class D Preferred Stock and the variations in the relative rights and preferences as between different series may be fixed and determined by the Board of Directors, subject to any shareholder vote as required by these Articles of Incorporation: but all shares of the Class D Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

             (1) The rate of dividend, the times of payment, and the date from which dividends shall be accumulated, if dividends are to be cumulative;

             (2) Whether shares can be redeemed and, if so, the redemption price and the terms and conditions of redemption;

             (3) The amount payable upon shares in the event of voluntary and involuntary liquidation;

             (4) Purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares;

             (5) The terms and conditions, if any, on which shares may be converted; and

             (6) Whether or not shares have voting rights and the extent of such voting rights, if any.

             The Board of Directors is authorized to exercise its authority with respect to fixing and designating various series of the Class D Preferred Stock and determining the relative rights and preferences thereof to the full extent permitted by applicable law, subject to any shareholder vote as required by these Articles of Incorporation. The Board of Directors is authorized at any time and from time to time to increase or decrease the number of shares contained in any series of the Class D Preferred Stock, but not below the number of shares thereof then issued.


         Shares of any series of the Class D Preferred Stock designated by the Board of Directors shall be on a parity with shares of the Class B Preferred Stock as to payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, and the Class D Preferred Stock and any series thereof shall be deemed to be included within the definition of "Parity Stock" set forth in paragraph 1 of Section B of this
Article 5.

                                   SECTION E

                        THE CLASS A COMMON STOCK AND THE
                              CLASS B COMMON STOCK

         The Class A Common Stock shall consist of 75,000,000 shares, par value $.0625 per share (the "Class A Common Stock"), and the Class B Common Stock shall consist of 300,000,000 shares, par value $.0625 per share (the "Class B Common Stock"). Except as otherwise provided in this Section E, each share of Class A Common Stock and each share of Class B Common Stock (collectively, the "Common Stock") shall be identical in all respects and shall have equal rights and privileges.

         1. Dividends. Subject to the rights of holders of stock of the Corporation senior to the Common Stock with respect to the declaration and payment of dividends, holders of Class A Common Stock and holders of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. Each share of Class A Common Stock and each share of Class B Common Stock shall have the same rights as to the dividends and distributions of the Corporation; provided, that in the case of dividends or other distributions payable in Common Stock of the Corporation, the declaration and payment thereof shall be made as follows:

         If a dividend is to be declared and paid in either Class A Common Stock or Class B Common Stock (but not both), such dividend shall be declared and paid equally on a per share basis to all holders of Common Stock without regard to the class held; but if a dividend is to be declared and paid in both Class A Common Stock and Class B Common Stock, it may either be declared and paid equally on a per share basis to all holders of Common Stock without regard to the class held or it may be declared and paid such that holders of Class A Common Stock are paid only Class A Common Stock and holders of Class B Common Stock are paid only Class B Common Stock, provided that each holder of either class of Common Stock, as such, is paid the same number of shares on a per share basis as each holder of the other class of Common Stock is paid as such holder.

In the case of any subdivision or combination of either class of Common Stock, a proportionate subdivision or combination of the other class of Common Stock shall be made.

         2. Voting. At every meeting of the shareholders of the Corporation, every holder of Class A Common Stock shall be entitled to two (2) votes in person or by proxy for each share of Class A Common Stock standing in his name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to one-fifth (1/5) vote in person or by proxy for each share of Class B Common Stock standing in his name on the transfer books of the Corporation.

         Holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on every matter submitted to a vote of the shareholders of the Corporation except as to those matters on which separate class voting is required by applicable law or by these Articles of Incorporation.

                                   ARTICLE 6.

         Management. Responsibility for the management of the business and the conduct of the affairs of the Corporation shall be in the Board of Directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Georgia, the Board of Directors is expressly authorized:

             (a) To make, alter, amend, and repeal the by-laws, subject to the power of the shareholders to alter or repeal the by-laws; and

             (b) To adopt a Corporate Seal.


                                   ARTICLE 7.

         Capital Surplus. The Corporation may, upon adoption of a resolution by its Board of Directors, purchase its own shares to the extent of unreserved and unrestricted capital surplus available therefor.

         The Board of Directors of the Corporation may, from time to time, in its discretion and without the prior approval by the shareholders of the Corporation, distribute a portion of its assets to the shareholders out of capital surplus of the Corporation.

                                   ARTICLE 8.

         Alien Ownership. At no time shall more than one-fourth (25%) of the issued and outstanding shares of the capital stock of the Corporation, or of any class thereof, be owned of record or voted by aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country (hereinafter collectively referred to as "aliens"); provided, however, that at any time the Corporation shall directly hold or shall apply to directly hold a broadcast license granted by the Federal Communications Commission under the Communications Act of 1934, as amended (the "Communications Act"), no more than one-fifth (20%) of the issued and outstanding shares of the capital stock of the Corporation, or of any class thereof, shall be owned of record or voted by aliens, and the Corporation shall not be controlled directly or indirectly by any other corporation of which any officer or more than one-fourth (25%) of the directors are aliens, or of which more than one-fourth (25%) of the capital stock is owned of record or voted by aliens. The By-laws of the Corporation may contain provisions to implement the provisions of this paragraph and to avoid the prohibitions of Section 310(b) of the Communications Act, as now in effect or as it may hereafter from time to time be amended, including, without limitation, provisions modifying, restricting or eliminating voting, dividend, transfer, or other rights otherwise applicable to any shares of the Corporation's capital stock.

                                   ARTICLE 9.

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in
Section 14-2-154 of the Georgia Business Corporation Code or any successor provision; or (iv) for any transaction from which the director derived an improper personal benefit; provided, however, that if further elimination or limitation of the liability of directors is provided for or permitted by the Georgia Business Corporation Code or other applicable law at any time, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent then so provided for or permitted by the Georgia Business Corporation Code or other applicable law, and this Article 9 shall be deemed to include and have incorporated herein provision for such further elimination or limitation of liability of a director effective upon the enabling provision therefor in the Georgia Business Corporation Code or other applicable law becoming effective.

         Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be executed by its duly authorized officer this 11th day of August, 1994.


                                        Turner Broadcasting System, Inc.

                                        By: /s/ Steven W. Korn
                                           -----------------------------------
                                            Vice President and General Counsel


ATTEST:

/s/ Louise S. Sams
- ----------------------
    Louise S. Sams
 Assistant Secretary